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                                                                    EXHIBIT 10.5
                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT
                             ----------------------

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of October 30, 2003 by and among (i) Keystone Automotive Holdings, Inc., a Delaware corporation (the "Company"), (ii) each of the Persons listed on Schedule I attached hereto (collectively, the "Bain Group") and (iii) each of the other Persons listed on the signature pages attached hereto (each such other Person listed on the signature pages attached hereto, the Bain Group and each other Person who from time to time becomes a party hereto by executing and delivering a joinder substantially in the form attached hereto as Exhibit A are collectively referred to herein as the "Stockholders" and each, individually, as a "Stockholder").

     WHEREAS, the Company, as of the date hereof, is authorized by its Certificate of Incorporation to issue capital stock consisting of 20,000,000 shares of its Class L Common Stock, par value $0.01 per share (the "Class L Common"), and 180,000,000 shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common"). The Class L Common and the Class A Common are collectively referred to herein as "Common Stock."

     WHEREAS, the Bain Group and the other Persons listed on the signature pages attached hereto own as of the date hereof the number of shares of Common Stock set forth opposite their names on Schedule II attached hereto.

     WHEREAS, the parties hereto desire to establish the composition of the Company's board of directors (the "Board"), to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, to provide for certain additional covenants and to provide for certain rights and obligations in respect thereto as hereinafter provided. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in
Section 12 hereof.

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.   Voting Agreement.

     (a) Each holder of Stockholder Shares shall vote all of such holder's Stockholder Shares and shall take all other necessary or desirable actions within such holder's control (whether in such holder's capacity as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and stockholder meetings) so that:

          (i) the authorized number of directors on the Board shall be established by the holders of a majority of the Bain Shares (the "Bain Holders"), which authorized number of directors shall initially be six;

          (ii)  the following persons shall be elected to the Board:

                (A) any one person (if any) having a contractual right to be nominated to the Board (so long as such right remains in effect);

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                (B)  so long as Advent and its Permitted Transferees continue to hold at least 70% of the Advent Shares held by Advent as of the date hereof, one person designated by Advent Global; and

                (C) a number of persons designated by the Bain Holders equal to the remaining number of members of the Board, which depending upon the number of directors that the Bain Holders elect to designate from time to time may, at their election, constitute a majority of the Board;

          (iii) at all times, the composition of the board of directors of each of the Company's Subsidiaries, if any (each, a "Sub Board"), shall be the same as that of the Board, unless otherwise approved by the Bain Holders;

          (iv) any committee or subcommittee of the Board or any Sub Board (including any compensation committee or compensation subcommittee) shall be created only upon the approval of the Bain Holders and a majority of the members of such committee shall consist of members of the Board or such Sub Board designated by the Bain Holders pursuant to Section 1(a)(ii)(C) above and any action taken by such committee or subcommittee shall not cause any conflict with any provision of this Agreement.

     (b) The removal from the Board (with or without cause) of any person designated under Section 1(a) above by the Bain Holders shall be at the written request of the Bain Group and only upon such written request and under no other circumstances (except as otherwise required by law).

     (c) The removal from the Board without cause of any person designated under Section 1(a) above by the Advent Global shall be at the written request of Advent Global and only upon such written request and under no other circumstances (except as otherwise required by law).

     (d) In the event that any person designated under Section 1(a) above by the Bain Holders or Advent Global for any reason ceases to serve as a member of the Board during such person's term of office, the person who will fill the resulting vacancy on the Board shall be designated by the Bain Holders or Advent Global, respectively, and the Stockholders agree to vote their Common Stock in furtherance thereof.

     (e) If any party eligible to designate a member of the Board under Section 1(a) above fails to so designate, the individual previously holding such position shall be elected to such position, unless such individual has been removed as a member of the Board or fails or declines to serve.

     (f) So long as the Bain Holders have the right to designate members of the Board, Bain Capital VII Coinvestment Fund, L.P. shall have the right to designate one of the members of the Board designated by the Bain Holders.

     (g) The Company shall obtain and maintain a directors' and officers' insurance policy covering the directors and officers of the Company as the Board reasonably determines in good faith is appropriate giving regard to the Company's capital structure and business operations.

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     (h)  In the event that any provision of the Company's bylaws or Certificate of Incorporation is inconsistent with any provision of this Section 1, the Company and the Stockholders shall take such action as may be necessary to amend any such provision in the Company's bylaws or Certificate of Incorporation to remedy such inconsistency.

2.   Provisions Concerning the Transfer of Stockholder Shares.

     (a) General Restrictions on Transfer. Without the prior written consent of the Bain Group, no holder of Stockholder Shares (other than holders of Bain Shares) shall directly or indirectly sell, transfer (including by operation of law), assign, pledge, encumber or otherwise dispose of (including to the Company or any of its Subsidiaries) any interest in (a "Transfer") any Stockholder Shares, other than (i) in connection with an Approved Sale, (ii) in connection with a Put or (iii) in accordance with the provisions of Section 2(b), 2(c), or 2(d) of this Agreement.

     (b) Right of First Offer. At least thirty (30) days prior to any Transfer (other than with respect to a Put, a Public Sale, an Approved Sale or to a Permitted Transferee) of any Stockholder Shares by any Additional Stockholder or any of such Person's Permitted Transferees, the Person making such Transfer (the "Offering Stockholder") shall deliver a written notice (the "Offer Notice") to the Company, the Bain Group and the other Additional Stockholders (the "Non-Offering Additional Stockholders") specifying in reasonable detail the number of Additional Stockholder Shares proposed to be Transferred, the proposed purchase price (which shall be payable solely in cash) and the other material terms and conditions of the Transfer. The Company may elect to purchase all or any portion of such Additional Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Offer Notice, by delivering a written notice of such election to the Offering Stockholder, the Bain Group and the Non-Offering Additional Stockholders within fifteen (15) days after the Offer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Additional Stockholder Shares to be Transferred within such period, the Bain Group may elect to purchase all or any portion of the Additional Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Offer Notice, by giving written notice of such election to the Additional Transferring Stockholder and the Non-Offering Additional Stockholders within thirty (30) days after the Offer Notice has been given to the Company. If the Bain Group has not elected to purchase all of the Additional Stockholder Shares to be Transferred within such period, the Non-Offering Additional Stockholders may elect to purchase all or any portion of the Additional Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Offering Stockholder within forty-five (45) days after the Transfer Notice has been given to the Company (the "Election Period"). If the Non-Offering Additional Stockholders have in the aggregate elected to purchase more than the number of Additional Stockholder Shares being offered by the Offering Stockholder, the Additional Stockholder Shares shall be allocated among the Non-Offering Additional Stockholders electing to purchase shares based upon each such Non-Offering Additional Stockholder's proportionate ownership of all Stockholders Shares owned by Stockholders other than the Transferring Stockholder. If the Company, the Bain Group and the Non-Offering Additional Stockholders elect to purchase fewer than all of the Additional Stockholder Shares specified in the Transfer Notice and if the terms and conditions of this
Section 2(b) have been met, then the Offering Stockholder may transfer the remaining

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portion of the Additional Stockholder Shares not specified in the Offer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Offer Notice during the thirty-day period immediately following the expiration of the Election Period. Any Additional Stockholder Shares not transferred within such thirty-day period will continue to be subject to the provisions of this Section 2(b). If the Company, Bain Group or any of the Non-Offering Additional Stockholders have elected to purchase Additional Stockholder Shares hereunder, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notice(s) to the Offering Stockholder, but in any event within fifteen (15) days after the expiration of the Election Period.

     (c)  Participation Rights.

          (i) At least 15 days prior to any Transfer of any Bain Shares, the holder(s) of Bain Shares intending to Transfer Bain Shares (the "Transferring Stockholder") will deliver to the other Stockholders (collectively, the "Other Stockholders") a written notice (a "Sale Notice") specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the contemplated Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 15 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Transferring Stockholder and such Other Stockholders will be entitled to sell in the contemplated Transfer, at the same price and (subject to the last sentence of this Section 2(c)(i)) on the same terms, a number of shares of each class of Common Stock being transferred equal to the product obtained by multiplying (A) the quotient determined by dividing (x) the number of shares of such class of Common Stock owned by such Person by (y) the aggregate number of shares of such class of Common Stock then held by all Persons participating in such Transfer, including the Transferring Stockholder (such Person's "Pro Rata Share") by (B) the number of shares of such class of Common Stock to be sold in the contemplated Transfer. If any Person participating in such Transfer elects to Transfer less than its Pro Rata Share, the shares which such Person had the right, but did not elect, to Transfer will be reoffered to the Persons participating in such Transfer who elected to Transfer their full Pro Rata Share (pro rata among such Persons based on their respective Pro Rata Shares), and so on until the Persons participating in such Transfer have elected to Transfer all shares to be sold in the contemplated Transfer. For purposes of determining the respective Pro Rata Shares, each Person will be deemed to hold all Common Stock held by them and their Affiliates (provided that no share of Common Stock shall be counted more than once for this purpose) and all such affiliated Persons shall be treated as a single Person. Notwithstanding the foregoing, in the event that a Transferring Stockholder intends to Transfer shares of more than one class of Common Stock, the Other Stockholders participating in such Transfer shall, to the extent they hold the classes of Common Stock intended to be Transferred, be required to sell in the contemplated Transfer a pro rata portion of shares of all such classes of Common Stock, which portion shall be determined in the manner set forth immediately above.

          (ii) The Transferring Stockholder will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Other Stockholders in any contemplated Transfer, and the Transferring Stockholder will not Transfer any of its shares of Common Stock to the prospective transferee(s) unless simultaneously with such Transfer (A) the prospective transferee(s) purchases, at the same price and on the same terms,

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from the Other Stockholders the shares of Common Stock which they are entitled to sell to such prospective transferee pursuant to Section 2(c)(i) above or (B) the Transferring Stockholder purchases, at the same price and on the same terms, the number of shares of such class of Common Stock from the Other Stockholders which the Other Stockholders would have been entitled to sell pursuant to
Section 2(c)(i) above.

          (iii) The provisions of this Section 2(c) shall not apply to any Transfer by any holder of Bain Shares (A) in a Public Sale, (B) to any employee of the Company or any of its Subsidiaries as part of any compensation arrangement, (C) to any member of the Board as part of any compensation arrangement, (D) to any Affiliate of such holder of Bain Shares (other than the Company and those referred to in clause (E) of this sentence) and (E) to the partners, members or beneficiaries of the holders of Bain Shares. The provisions of this Section 2(c) will continue to be applicable to Bain Shares after any Transfer thereof pursuant to clause (D) or (E) of the first sentence of this
Section 2(c)(iii). Any transferee of Bain Shares shall agree, prior to any Transfer pursuant to this Section 2(c), in writing to be bound by the provisions of this Agreement by executing and delivering to the Company a joinder in substantially the form attached hereto as Exhibit A.

          (iv) The Transferring Stockholder and the Other Stockholders will bear their pro rata share (based upon the proceeds to be received by such Persons) of the costs of any Transfer pursuant to this Section 2(c) to the extent such costs are incurred for the benefit of all Persons participating in the Transfer and are not otherwise paid by the Company or the acquiring party. Costs incurred by Persons participating in the Transfer on their own behalf will not be considered costs of the Transfer hereunder.

     (d) Permitted Transfers. The restrictions contained in this Section 2 shall not apply with respect to any Transfer of Stockholder Shares by (i) any Additional Stockholder that is an individual pursuant to applicable laws of descent and distribution or to any member of such Additional Stockholder's Family Group and (ii) any Additional Stockholder that is an entity to its Affiliates; provided, that, in each case, the restrictions contained in this
Section 2 shall continue to be applicable to such Stockholder Shares after any such Transfer; provided, further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in substantially the form attached hereto as Exhibit A. All transferees permitted under this Section 2(d) are collectively referred to herein as "Permitted Transferees."

     (e)  Termination of Restrictions. The restrictions set forth in this
Section 2 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such Stockholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Public Offering.

3.   Approved Sale.

     (a) If the Bain Holders request and the Board approves (i) a Transfer of a majority of the Company's assets determined on a consolidated basis or a majority of the Company's outstanding Common Stock (whether by merger (including one in which the Company is the surviving corporation), recapitalization, consolidation, reorganization, combination or otherwise)

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to any Independent Third Party or group of Independent Third Parties or (ii) a
Transfer of any shares of Common Stock to any Independent Third Party or group of Independent Third Parties in connection with a Strategic Transaction (collectively an "Approved Sale"), each holder of Stockholder Shares, in such holder's capacity as a stockholder of the Company and not in such holder's capacity as a director if such holder then serves on the Board, will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger (including one in which the Company is the surviving corporation) or consolidation, each holder of Stockholder Shares will waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation and will not otherwise exercise any such right or (ii) Transfer of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Stockholder Shares will agree to sell all of its Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Bain Holders, provided, that, if a Transfer made pursuant to this clause (ii) involves a Transfer of less than all of the then outstanding Stockholder Shares, each holder of Stockholder Shares shall participate in such Transfer on a pro rata basis (based on the number of Stockholder Shares held by such Stockholder). Each holder of Stockholder Shares shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the sellers of Stockholder Shares are required to provide in connection with the Approved Sale (other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares, in respect of which only such Stockholder shall be liable); provided, that no holder shall be obligated in connection with such indemnification or other obligations with respect to an amount in excess of the consideration received by such holder in connection with such transfer. Each holder of Stockholder Shares will take all reasonable actions in connection with the consummation of the Approved Sale as requested by the Bain Holders (which actions may include, at the request of the Bain Holders, continuing arrangements among the stockholders of the Company substantially similar to the terms of this Agreement).

     (b) The obligations of the holders of Common Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will Transfer such Common Stock on the same terms and will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in a complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) each holder of shares of a class of Common Stock will be given the same consideration with respect to each share of such class, and if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option with respect to each share of such class; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

     (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by

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the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed. This Section 3(c) shall apply only to holders of Stockholder Shares that are required to appoint a purchaser representative under Regulation D (or any successor regulation then in effect) promulgated by the Securities and Exchange Commission.

     (d) Subject to Section 3(c) above, holders of Stockholder Shares will bear their pro rata share (based upon the proceeds to be received by holders of Stockholder Shares) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 3(d) above, costs incurred in exercising reasonable efforts to take all necessary actions for the consummation of an Approved Sale in accordance with Section 3(a) above shall be deemed to be for the benefit of all holders of Common Stock. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

     (e) The terms and conditions of this Section 3 shall terminate upon a Public Offering.

4.   Preemptive Rights.

     (a) Except in connection with (i) issuances in a Public Offering, (ii) an Approved Sale, (iii) upon the conversion or exercise of securities convertible into or containing options or rights to acquire capital stock of the Company (to the extent such securities were issued in compliance with the provisions of this
Section 4) and (iv) issuances to the Bain Group pursuant to Section 6 hereof, if the Company authorizes the issuance or sale of any capital stock of the Company, or any securities convertible into or containing options or rights to acquire capital stock of the Company, to any holder of Bain Shares or any Affiliate of any member of the Bain Group, the Company shall offer to sell to each holder of Stockholder Shares a portion of such stock or securities equal to the quotient determined by dividing (A) the number of shares of Common Stock held by such holder of Stockholder Shares by (B) the total number of shares of outstanding Common Stock (in each case on a fully diluted basis but excluding any option to acquire shares of capital stock of the Company other than any such option the exercise price of which at the time of the issuance giving rise to the preemptive right is less than the fair market value (as determined by the Board) of such shares of capital stock). If the holders of Bain Shares are also required to acquire other securities or rights in connection with their purchase, the holders of Stockholder Shares exercising their rights pursuant to this Section 4(a) shall also be required to purchase the same types of securities or rights (on the same terms and in the same ratios) that such other Persons are required to purchase. The purchase price for all stock and securities offered to each such holder of Stockholder Shares shall be the same price per share being paid by the holders of Bain Shares and shall be payable at the same time as the closing of

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the sale to the holders of Bain Shares in cash by wire transfer of immediately available funds. Any Person exercising rights under this Section 4 who defaults in whole or in part in payment with respect to the purchase of any securities pursuant to this Section 4 automatically and irrevocably forfeits the right to participate in any future issuances to which this Section 4(a) is applicable.

     (b) In order to exercise its purchase rights hereunder, each holder of Stockholder Shares must deliver a written notice to the Company describing its election hereunder within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment.

     (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Stockholder Shares have not elected to purchase during the 270 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to holders of Stockholder Shares. Any stock or securities offered or sold by the Company to any Person after such 270 day period must be reoffered to the holders of Stockholder Shares pursuant to the terms of this Section 4.

     (d) The provisions of this Section 4 will terminate and be of no further force or effect upon the consummation of a Public Offering.

     (e) In the event that any holder of Stockholder Shares acquires capital stock or other securities convertible into or containing options or rights to acquire capital stock pursuant to this Section 4 in a preferred stock or debt offering by the Company which includes an offering or sale to both a member of the Bain Group and an Independent Third Party, each holder of Stockholder Shares agrees to exercise all the rights it may have with respect to the Company (such as covenants and remedies) arising out of such securities acquired pursuant to this Section 4 in the same manner as the Bain Group.

5.   Put Right.

     (a) With respect to any Management Stockholder, within 90 days following the later to occur of (i) the date on which such Management Stockholder's employment with the Company is terminated (A) by reason of such Management Stockholder's death, disability or retirement, (B) by such Management Stockholder for Good Reason (as defined in such Management Stockholder's employment agreement with the Company) or (C) by the Company without Cause and
(ii) the seventh anniversary of the Closing Date if on such date such Management Stockholder's employment with the Company has terminated, such Management Stockholder (the "Putting Stockholder") shall have the right to require the Company to repurchase all (but not less than all) of the Additional Shares held by the Putting Shareholder (the "Put") by delivering a written notice to the Company specifying the number of shares to be repurchased (the "Put Notice").

     (b) Promptly following delivery of the Put Notice, the Company and the Putting Stockholder shall in good faith determine the Put Price as provided hereunder, and subject to the provisions hereof, within ten (10) days after the determination of the Put Price, the Company

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shall purchase and the Putting Stockholder shall sell the number of the Putting
Shareholder's Additional Stockholder Shares specified in the Put Notice at a mutually agreeable time and place (the "Put Closing"). Notwithstanding anything in this Section 5 to the contrary, if (and only if) it is determined, in accordance with the terms hereof, that the Put Price is less than the Original Cost of the Additional Stockholder Shares being repurchased, then the Putting Stockholder shall have the right to rescind the Put Notice within three (3) days after the determination of the Put Price and such Additional Stockholder Shares shall remain subject to repurchase pursuant to the terms and conditions of this
Section 5.

     (c) At the Put Closing, the Putting Stockholder shall deliver to the Company certificates representing the Putting Stockholder's Additional Stockholder Shares to be repurchased by the Company free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment, and the Company shall deliver to the Putting Stockholder the Put Price by cashier's or certified check payable to the Putting Stockholder or by wire transfer of immediately available funds to an account designated by the Putting Stockholder; provided, that the Company shall have no obligation to so pay the Put Price if and to the extent such payment is prohibited by the provisions of applicable state law or by the provisions of the Company's debt instruments (including, without limitation, the Senior Credit Agreement) or would cause the Company to violate any financial ratio or minimum working capital level in any such debt instrument, until such time as such prohibitions are no longer in effect, whereupon such Put Price shall be paid without interest. Notwithstanding anything to the contrary in this Section 5(c), if and to the extent that the Put Price exceeds the Original Cost of the Additional Stockholder Shares to be repurchased, the amount of such excess will not be paid in cash but instead shall be paid in the form of a subordinated promissory note (a "Put Note"), bearing interest at the then applicable federal rate and otherwise in the form attached hereto as Exhibit B.

     (d) The "Put Price" of the Putting Stockholders Additional Stockholder Shares to be repurchased shall mean a price equal to 80% of the Fair Market Value of such Additional Stockholder Shares. Any fees and expenses of an Independent Appraiser incurred in connection with the determination of the Put Price shall be borne equally by the Company and the Putting Stockholder.

6. Further Investment. The parties hereto acknowledge and agree that at any time and from time to time the Bain Group shall have the option to purchase additional shares of Common Stock at Original Cost for an aggregate purchase price not to exceed $3,500,000; but only to the extent that the proceeds from such purchase are used by the Company to satisfy the Company's obligations under the Holdings Term Loan.


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7.   Covenants. The Company covenants and agrees that, so long as the Bain Group continues to hold at least 50% of the Bain Shares held by it on the Closing
Date, the Company shall comply with the covenants set forth in this Section 7. Notwithstanding anything in this Section 7 to the contrary, as long as Bear Stearns continues to hold at least 70% of the Additional Stockholders Shares held by it on the Closing Date, the Company shall deliver to Bear Stearns the information described in Sections 7(b), 7(c), 7(d) and 7(e) hereof in accordance with the terms of such Sections.

     (a) The Company shall, and shall cause each of its Subsidiaries to, afford to the Bain Group and its Affiliates, advisors and other representatives reasonable access during normal business hours upon reasonable advance notice to the Company and without unreasonably interfering with the Company's and its Subsidiaries' normal business operations, to the Company's and its Subsidiaries' respective properties, assets records, files and any other information as the Bain Group may reasonably request and shall permit the Bain Group to meet with the Company's and its Subsidiaries' respective officers and other management personnel and professional advisors to obtain such information regarding the Company and its Subsidiaries and their respective businesses and prospects as the Bain Group may reasonably request;

     (b) Prior to the beginning of each fiscal year (but in no event later than December 1 of the prior fiscal year), the Company shall prepare and deliver to each Stockholder (other than Advent and its Permitted Transferees) an annual budget for such fiscal year for the Company and its Subsidiaries in form and substance reasonably satisfactory to the Bain Group (each, an "Annual Budget").

     (c) The Company shall deliver to each Stockholder (other than Advent and its Permitted Transferees), as soon as practicable after the last day of each month (other than any day that is also the last day of a fiscal quarter), but in no event later than 30 days following the end of such month or such later date as such financial statements are delivered to the Company's senior lenders pursuant to the Senior Credit Agreement, a copy of (i) an unaudited consolidated balance sheet for the Company and its Subsidiaries as at the end of such month and (ii) unaudited consolidated statements of income, retained earnings and consolidated cash flows of the Company and its Subsidiaries for such month. The financial information provided pursuant to this Section 7(c) shall be accompanied by a report showing the Company's performance during the period and through the date covered by such financial information relative to the Annual Budget applicable to such period and relative to the Company's performance during the prior fiscal year for the equivalent period and through the equivalent date. The Company shall cease delivering the information required by this Section 7(c) after the Company is a Public Company.

     (d) The Company shall deliver to each Stockholder (other than Advent and its Permitted Transferees), as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company (but in no event later than 45 days following the end of such periods or such later date as such financial statements are delivered to the Company's senior lenders pursuant to the Senior Credit Agreement), a copy of (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and (ii) unaudited consolidated statements of income, retained earnings and consolidated cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter), subject to normal year end audit adjustments. Such statements shall be prepared in accordance with generally accepted accounting principles in the United States of America as in effect from time to time ("GAAP"). The financial information provided pursuant to this Section 7(d) shall be accompanied by a report showing the Company's performance during the period and through the date covered by such financial information relative to the Annual Budget applicable to such period and relative to the Company's performance during the prior fiscal year for the equivalent period and through the equivalent date. The Company shall cease delivering the information required by this Section 7(d) after the Company is a Public Company.

     (e) The Company shall deliver to each Stockholder (other than Advent and its Permitted Transferees), as soon as practicable after the end of each fiscal year of the Company (but in no event later than 90 days following the end of such year or such later date as such financial statements are delivered to the Company's senior lenders pursuant to the Senior Credit Agreement), a copy of (A) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and (B) audited consolidated statements of income, retained earnings and consolidated cash flows of the Company and its Subsidiaries for such year. Such statements shall be prepared in accordance with GAAP. The financial information provided pursuant to this Section 7(e) shall be accompanied by a report showing the Company's performance during the period and through the date covered by such financial information relative to the Annual Budget applicable to such period and relative to the Company's performance during the prior fiscal year. The Company shall cease delivering the information required by this Section 7(e) after the Company is a Public Company.

     (f) The Company shall, and shall cause each of its Subsidiaries to, provide prompt written notice to the Bain Group of any report, notice or other communication received by the Company or any of its Subsidiaries from any of their respective accountants or other professional advisors or from any Governmental Authority. Such notice shall include a copy of such report, notice or other communication.

     (g) The Company shall, with respect to itself and each of its Subsidiaries, maintain directors' and officer's and other insurance on terms and conditions (including with respect to premiums, coverage amounts and deductibles) reasonably satisfactory to the Bain Group, in each case naming the Company or such Subsidiary, as applicable, as the beneficiary thereunder.

     (h) The Company shall, and shall cause each of its Subsidiaries to, give the Bain Group prompt written notice of any material development, whether positive or negative, that affects, or would be reasonably likely to affect, the respective businesses of the Company and its Subsidiaries.

8.   Public Offering.

     (a) In the event that the Board approves a Public Offering, the holders of Stockholder Shares will use reasonable efforts to take all necessary action in connection with the consummation of a Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company or the holders of the Bain shares determine that the Company's then current Common Stock structure (other than the rights and obligations under this Agreement) will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange so long as in such recapitalization, reorganization and/or exchange, all holders of Stockholder Shares receive the same equity instruments in the same proportions. The parties agree that the rights and obligations specified in this Agreement shall survive the consummation of a Public Offering, except to the extent expressly provided herein.

     (b) In the event the Board approves a public offering or sale of the Common Stock of the Company (or any other securities representing, or exercisable for or convertible into, shares of Common Stock) pursuant to the securities laws of a country other than the United States of America, the Board shall have the power to amend this Agreement in such manner as it shall deem reasonably necessary to ensure that the provisions of this Agreement that apply to or are otherwise implicated by a Public Offering or a sale of securities in accordance with the securities laws of the United States of America will apply in a substantially similar manner to any offering or sale under such foreign securities laws.

9.   Confidential Information.

     (a) Subject to Section 9(f) below, each Stockholder hereby agrees that it shall not, and shall cause each member of such Stockholder's Stockholder Group not to, disclose any part of the Confidential Information to any person or entity other than (i) as required by law or legal process in accordance with
Section 9(b) below or (ii) to a member of such Stockholder's Stockholder Group.

     (b) In the event any Stockholder or member of such Stockholder's Stockholder Group is compelled by law or legal process to disclose any Confidential Information, such Stockholder (i) shall promptly notify the Company prior to the disclosure of such Confidential Information so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 9 and (ii) in the absence of a protective order, shall permit the Company to seek an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed and shall reasonably cooperate in the Company's effort to obtain such an order or assurance.

     (c) Each Stockholder hereby agrees to use its commercially reasonable efforts to make sure each member of such Stockholder's Stockholder Group is aware of the confidentiality provisions contained in this Section 9 and agrees to be bound by them. Notwithstanding the foregoing each Stockholder remains strictly liable for any breaches hereof by any member of that Stockholder's Stockholder Group; it being acknowledged that no Stockholder who is an individual has any members in a Stockholder Group.

     (d) If any Stockholder or member of such Stockholder's Stockholder Group discloses any Confidential Information in violation of the terms and conditions of this Section 9, then, upon such wrongful disclosure, such Stockholder shall forfeit any right such Stockholder may have: (i) to designate a member of the Board pursuant to Section 1(a) hereof of otherwise; (ii) to participate in a Transfer of Stockholder Shares pursuant to Section 2(b) or 2(c) hereof; (iii) to Transfer Stockholder Shares pursuant to Section 2(d) hereof;
(iv) to purchase Stockholder Shares pursuant to Section 4 hereof; (v) to exercise a Put pursuant to Section 5 hereof and (vi) to sell Registrable Securities pursuant to any Demand Registration or any Piggyback Registration (as such terms are defined in the Registration Rights Agreement). Notwithstanding anything in this Section 9 to the contrary, upon any forfeiture of the foregoing rights by any Stockholder, such Stockholder's obligations under each of this Agreement and the Registration Rights Agreement will remain in effect and unchanged.

     (e) The obligations of confidentiality in this Section 9 shall survive the termination of this Agreement.

     (f) Notwithstanding anything in this Section 9 to the contrary, the terms of this Section 9 shall not apply to Advent.

10.  Certain Approval Rights.

     (a) So long as the Bain Group continues to hold at least 50% of the Bain Shares held by it on the Closing Date, without the prior approval of the Bain Group, the Company shall not, and shall cause each of its Subsidiaries not to:

          (i) other than any transaction pursuant to any Transaction Document, enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate;

          (ii) other than any securities issued pursuant to the 2003 Executive Stock Option Plan, authorize, create or issue any securities (or any rights or securities directly or indirectly convertible into or exercisable or exchangeable for securities);

          (iii) invest in or purchase any interest in any company, partnership or business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture or similar transaction, or make any investment outside the ordinary course of business;

          (iv) engage in any transaction outside the ordinary course of business, including entering into the ownership, active management or operation of any business other than the businesses of the Company and its Subsidiaries as of the date hereof or terminating any part of its current business;

          (v) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, including the 2003 Executive Stock Option Plan, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its employees other than pursuant to the 2003 Executive Stock Option Plan;

          (vi) create, incur, assume or suffer to exist any material indebtedness other than such indebtedness incurred on or prior to the date hereof and any amendment, restatement, renewal, replacement or refinancing thereof;

          (vii) make material capital expenditures (including material expenditures under capital leases); or

          (viii) initiate or settle any material claim, lawsuit or other legal proceeding.

11. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFERS AND VOTING RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 30, 2003 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

12.  Definitions.

     "2003 Executive Stock Option Plan" means the Company's 2003 Executive Stock Option Plan as approved by the Board, and as the same may be amended, restated or otherwise modified from time to time.

     "Additional Stockholders" means any Person (other than any member of the Bain Group) who acquires Common Stock and who agrees to be bound by the terms of this Agreement pursuant to the terms hereof.

     "Additional Stockholder Shares" means any Common Stock acquired by Additional Stockholders and any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any particular shares constituting Additional Stockholder Shares that are transferred in compliance with the provisions of this Agreement shall continue to constitute Additional Stockholder Shares in the hands of any such transferee; such shares will cease to be Additional Stockholder Shares only when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (ii) sold to the public pursuant to Rule 144 (or by similar provisions then in force) under the Securities Act.

     "Advent" means, collectively, (i) Advent Global, (ii) Advent Partners II Limited Partnership, a Delaware limited partnership, and (iii) Advent Partners GPE-IV Limited Partnership, a Delaware limited partnership.

     "Advent Global" means Global Private Equity IV Limited Partnership, a Delaware limited partnership.

     "Advent Shares" means any Common Stock acquired by Advent and any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Affiliate" shall mean with respect to any Person, any other Person controlling, controlled by or under common control with the Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Annual Budget" has the meaning set forth in Section 7(b) hereof.

     "Approved Sale" has the meaning set forth in Section 3 hereof.

     "Bain Group" has the meaning set forth in the preamble hereto.

     "Bain Holders" has the meaning set forth in Section 1 hereof.

     "Bain Shares" means any Common Stock acquired by the Bain Group (or its Affiliates) and any equity securities issued or issuable directly or indirectly with respect to such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any particular shares constituting Bain Shares that are Transferred in compliance with the provisions of this Agreement shall continue to constitute Bain Shares in the hands of any such transferee; such shares will cease to be Bain Shares only when they have been (i) Transferred to any employee of the Company or any of its Subsidiaries or to any member of the Board, (ii) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (iii) sold to the public pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

     "Bear Stearns" means, collectively, (i) Bear Stearns Merchant Banking Partners II, L.P., a Delaware limited partnership, (ii) Bear Stearns Merchant Banking Investors II, L.P., a Delaware limited partnership, (iii) Bear Stearns MB-PSERS II, L.P., a Delaware limited partnership, (iv) The BSC Employee Fund III, L.P., a Delaware limited partnership, and (v) The BSC Employee Fund IV, L.P., a Delaware limited partnership.

     "Board" has the meaning set forth in the recitals hereto.

     "Business Day" means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in the State of New York.

     "Cause" means, with respect to any Putting Stockholder, the meaning assigned to such term in such Putting Stockholder written employment arrangements with the Company or any of its Subsidiaries or, only in the absence of any such written employment arrangement, "Cause" shall mean any of the following: (i) Putting Stockholder commits or is charged with a felony or other crime involving moral turpitude or commits any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct by Putting Stockholder causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iii) Putting Stockholder's repeated failure to perform duties as reasonably directed by the Board or any executive officer of the Company or any of its Subsidiaries to whom such Putting Stockholder reports, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (vi) Putting Stockholder's abuse of alcohol or illegal drugs, (vii) misappropriation by Executive of one or more of the Company's of its Subsidiaries' assets or business opportunities, (viii) breach by Putting Stockholder of any confidentiality, non-compete, non-solicitation agreement with the Company or any of its Subsidiaries or any arrangement dealing with the ownership or protection of the Company's and its Subsidiaries' proprietary rights or (ix) any material breach of this or any employment agreement between the Company or its Subsidiaries and such Putting Stockholder or any material breach of any executive stock agreement evidencing the purchase and sale of Common Stock or the grant of options to acquire Common Stock by the Company to such Putting Stockholder.

     "Certificate of Incorporation" means the Company's certificate of incorporation in effect at the time as of which any determination is being made.

     "Class A Common" has the meaning set forth in the recitals hereto.

     "Class L Common" has the meaning set forth in the recitals hereto.

     "Closing Date" has the meaning set forth in the Merger Agreement.

     "Common Stock" has the meaning set forth in the recitals hereto.

     "Company" has the meaning set forth in the preamble hereto.

     "Confidential Information" means all material confidential, non-public or proprietary information (whether technical, marketing, business, financial or otherwise), in whatever form (whether tangible, orally communicated, physically communicated or disclosed in writing, electronically or otherwise, including, without limitation, information disclosed by samples or demonstrations of processes, techniques or equipment) which relates to the Company or any of its Subsidiaries, including, without limitation, any document or other information distributed to members of the Board. "Confidential Information" shall not include: (i) information which can be shown to be in the public domain (provided that such information has not or does not come into the public domain as the result of improper disclosure) and (ii) information which becomes available on a non-confidential basis from a source other than the Company or any of its

Subsidiaries (provided that such source is not known by the person receiving such information to be bound by a confidentiality arrangement with the Company or any of its Subsidiaries).

     "Election Period" has the meaning set forth in Section 2(b) hereof.

     "Fair Market Value" means, with respect to any Additional Stockholder Shares to be repurchased pursuant to Section 5 hereof, the fair market value of such Additional Stockholder Shares as mutually agreed by the Board and the Putting Stockholder in good faith. To the extent the Board and the Putting Stockholder cannot in good faith agree on such fair market value, "Fair Market Value" shall be determined by an independent appraiser mutually acceptable to the Board and the Putting Stockholder (the "Independent Appraiser"). The Independent Appraiser shall determine the fair market value of such Additional Stockholder Shares in relation to the percentage represented by such Additional Stockholder Shares of the fair market value of the Company's entire common equity determined on a going concern basis as between a willing buyer and willing seller and taking into account all relevant factors determinative of value; provided, that no discount shall be applied to such Additional Stockholder Shares for any liquidity associated with such Additional Stockholder Shares or by reason of by the fact such Additional Stockholder Shares may represent a minority interest.

     "Family Group" means, with respect to any natural person, such person's spouse, siblings and descendants (whether natural or adopted) and any trust or other entity solely for the benefit of such person and/or such person's spouse, their respective ancestors and/or descendants.

     "GAAP" has the meaning set forth in Section 7 hereof.

     "Governmental Authority" means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

     "Holdco" has the meaning set forth in Section 17 hereof.

     "Holdings Term Loan" means that certain term loan agreement in the principal amount of $3,500,000, dated as of October 30, 2003, by and between Bank of America, N.A. and the Company, including any related notes, instruments and agreements executed in connection therewith, as amended, restated, renewed, refunded, replaced or refinanced from time to time.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner.

     "Management Stockholder" means any Additional Stockholder who is an employee or member of management of the Company or any of its Subsidiaries.

     "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of August 29, 2003, by and among the Company, Keystone Merger Sub, Inc., Keystone Automotive Operations, Inc. and LAGE LLC, as holder representative, as the same may be amended, restated or otherwise modified from time to time.

     "Non-Offering Additional Stockholders" has the meaning set forth in Section 2(b) hereof.

     "Offer Notice" has the meaning set forth in Section 2(b) hereof.

     "Offering Stockholder" has the meaning set forth in Section 2(b) hereof.

     "Original Cost" means, (i) with respect to Class A Common, $0.1944 per share, and (ii) with respect to Class L Common, $15.75 per share.

     "Other Stockholders" has the meaning set forth in Section 2(c) hereof.

     "Permitted Transferee" has the meaning set forth in Section 2(d) hereof.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Pro Rata Share" has the meaning set forth in Section 2(c) hereof.

     "Public Company" means a company whose securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act.

     "Public Offering" means any underwritten sale of Common Stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided, that the following shall not be considered a Public Offering: (i) any issuance of Common Stock as consideration or financing for a merger or acquisition and (ii) any issuance of Common Stock or rights to acquire Common Stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan. For the avoidance of doubt, the term "Common Stock" as used in this definition shall be deemed to include any securities into which the Common Stock may be restructured in accordance with Section 8(a) hereof.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Put" has the meaning set forth in Section 5(a) hereof.

     "Put Closing" has the meaning set forth in Section 5(b) hereof.

     "Put Note" has the meaning set forth in Section 5(c) hereof.

     "Put Notice" has the meaning set forth in Section 5(a) hereof.

     "Putting Stockholder" has the meaning set forth in Section 5(a) hereof.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and stockholders of the Company parties thereto, as the same may be amended, restated or otherwise modified from time to time.

     "Sale Notice" has the meaning set forth in Section 2(c) hereof.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Senior Credit Agreement" means that certain Credit Agreement, dated as of October 30, 2003, by and among Keystone Automotive Operations, Inc., the guarantor subsidiaries named therein, Bank of America, N.A., as agent, and Banc of America Securities LLC and UBS Securities LLC, as co-lead arrangers, and the other lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Stockholder" has the meaning set forth in the preamble hereto.

     "Stockholder Group" means, with respect to any Stockholder, such Stockholder's and its Subsidiaries' employees, officers, directors, agents, representatives, partners, shareholders, members and Affiliates, as applicable, and any person which such Stockholder designates to serve on the Board pursuant to any rights such Stockholder may have from time to time to designate a member of Board pursuant to Section 1(a) hereof or otherwise.

     "Stockholder Shares" means the Bain Shares and the Additional Stockholder Shares.

     "Strategic Transaction" means the Transfer in connection with an acquisition by the Company or to a strategic partner, i.e., a Person who, as determined by the Board, will benefit the Company as a result of experience, expertise, knowledge or relationships, other than experience, expertise, knowledge or relationships principally with respect to capital markets activities.

     "Sub Board" has the meaning set forth in Section 1(a) hereof.

     "Subsidiary" means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, the 2003 Executive Stock Option Plan, any option agreement entered into in connection with the 2003 Executive Stock Option Plan, any written employment agreement that any Stockholder has entered into with the Company on the date hereof and the Merger Agreement.

     "Transfer" has the meaning set forth in Section 2(a) hereof.

     "Transferring Stockholder" has the meaning set forth in Section 2(c) hereof.

13. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

14. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and a majority of each of the Bain Holders and the Additional Stockholders; provided, that (i) Section 1(a)(ii)(B) hereof may not be amended without the prior written consent of Advent and (ii) to the extent and so long as any Stockholder has a contractual right to be nominated to the Board pursuant to Section 1(a)(ii)(A) hereof, Section 1(a)(ii)(A) hereof may not be amended without the prior written consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

17. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. If the holders of Stockholder Shares create a new holding company ("Holdco"), the result of which is that the shareholders of the Company immediately before such event become all the shareholders of Holdco, then the provisions of this Agreement will, in addition to the Company, apply to Holdco in the same manner as if Holdco were substituted for the Company throughout this Agreement.

18. Third Party Beneficiary. Section 1(e) of this Agreement has been entered into by the parties hereto for the benefit of Bain Capital VII Coinvestment Fund, L.P. and such provision shall be enforceable directly by Bain Capital VII Coinvestment Fund, L.P. The parties hereto will not amend the terms of Section 1(f) without the prior written consent of Bain Capital VII Coinvestment Fund, L.P.

19. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

20. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement (other than the provisions of Sections 1(e) and 16) shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

21. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a Business Day during regular business hours of the recipient (or, if not, on the next succeeding Business Day) or two Business Days after sent by reputable overnight express courier (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:


               If to the Company, to:
               ---------------------

               Keystone Automotive Holdings, Inc.
               c/o Bain Capital NY, LLC
               745 Fifth Avenue
               New York, NY 10151
               Attn:  Stephen M. Zide

               with a copy (which shall not constitute notice to the
               -----------------------------------------------------
               Company), to:
               ------------

               Kirkland & Ellis LLP
               Citigroup Center
               153 East 53rd Street
               New York, NY 10022-4611
               Telecopy: (212) 446-4900
               Attn:  Eunu Chun

               If to the Bain Group, to:
               ------------------------

               Bain Capital NY, LLC
               745 Fifth Avenue
               New York, NY 10151
               Telecopy: (212) 326-9420

               Attn:  Stephen M. Zide

               with a copy (which shall not constitute notice to the Bain
               ----------------------------------------------------------
               Group), to:
               ----------

               Kirkland & Ellis LLP
               Citigroup Center
               153 East 53rd Street
               New York, NY 10022-4611
               Telecopy: (212) 446-4900
               Attn:  Eunu Chun

               If to Advent, to:
               ----------------

               c/o Advent International Corporation
               75 State Street
               Boston, MA 02109
               Telecopy: (617) 951-9444
               Attn:  Robert E. Taylor, Jr.

               with a copy (which shall not constitute notice to Advent), to:
               -------------------------------------------------------------

               Pepper Hamilton LLP
               3000 Two Logan Square
               18/th/ & Arch Streets
               Philadelphia, PA 19103-2799
               Telecopy: (215) 981-4750
               Attn:  James D. Epstein

               If to Bear Stearns to:
               ---------------------

               c/o Bear Stearns & Co. Inc.
               383 Madison Avenue, 40/th/ Floor
               New York, NY 10179
               Telecopy: (212) 272-7425
               Attn:  John D. Howard

               with a copy (which shall not constitute notice to Bear
               ------------------------------------------------------
               Stearns), to:
               ------------

               Kirkland & Ellis LLP
               Citigroup Center
               153 East 53rd Street
               New York, NY 10022-4611
               Telecopy: (212) 446-4900
               Attn:  Michael T. Edsall

               If to any other Person party to this Agreement, to:
               --------------------------------------------------

               the address for such Person shown in the books and records of the Company;

or to such other Person as the recipient party has specified by prior written notice to the sending party.

22. Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

23. Governing Law. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

24. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                        KEYSTONE AUTOMOTIVE HOLDINGS, INC.


                                        By:  /s/ Robert S. Vor Broker
                                             -----------------------------------
                                             Name: Robert S. Vor Broker
                                             Title: President

                 [Bain Signature Page to Stockholders Agreement]


                                   BAIN CAPITAL FUND VII, LLC


                                   By:  Bain Capital Fund VII, L.P.
                                   Its: Sole Member

                                   By:  Bain Capital Partners VII,L.P.
                                   Its: General Partner


                                   By:  Bain Capital Investors, LLC
                                   Its: General Partner

                                   By:  /s/ Stephen M. Zide
                                        -------------------------------
                                        Name:  Stephen M. Zide
                                        Title: Managing Director


                                   BAIN CAPITAL VII COINVESTMENT FUND, LLC


                                   By:  Bain Capital VII Coinvestment Fund, L.P.
                                   Its: Sole Member

                                   By:  Bain Capital Partners VII,L.P.
                                   Its: General Partner

                                   By:  Bain Capital Investors, LLC
                                   Its: General Partner

                                   By:  /s/ Stephen M. Zide
                                        -------------------------------
                                        Name:  Stephen M. Zide
                                        Title: Managing Director


                                   BCIP ASSOCIATES III, LLC


                                   By:  BCIP Associates III
                                   Its: Manager

                                   By:  Bain Capital Investors, LLC
                                   Its: Managing Partner

                                   By:  /s/ Stephen M. Zide
                                        -------------------------------
                                        Name:  Stephen M. Zide
                                        Title: Managing Director


                                   BCIP T ASSOCIATES III, LLC


                                   By:  BCIP Trust Associates III
                                   Its: Manager

                                   By:  Bain Capital Investors, LLC
                                   Its: Managing Partner

                                   By:  /s/ Stephen M. Zide
                                         -------------------------------
                                         Name:  Stephen M. Zide
                                         Title: Managing Director


                                   BCIP ASSOCIATES III-B, LLC


                                   By:  BCIP Associates III-B
                                   Its: Manager

                                   By:  Bain Capital Investors, LLC
                                   Its: Managing Partner

                                   By:  /s/ Stephen M. Zide
                                        -------------------------------
                                        Name:  Stephen M. Zide
                                        Title: Managing Director


                                   BCIP T ASSOCIATES III-B, LLC


                                   By:  BCIP Trust Associates III-B
                                   Its: Manager

                                   By:  Bain Capital Investors, LLC
                                   Its: Managing Partner

                                   By:  /s/ Stephen M. Zide
                                         -------------------------------
                                         Name:  Stephen M. Zide
                                         Title: Managing Director

            [Bain Signature Page to Stockholders Agreement Continued]

                                        BCIP T ASSOCIATES III-B, LLC


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                [Advent Signature Page to Stockholders Agreement]

                                        GLOBAL PRIVATE EQUITY IV LIMITED
                                        PARTNERSHIP


                                        By:  Advent International Limited
                                             Partnership
                                        Its: General Partner


                                        By:  Advent International Corporation
                                        Its: General Partner


                                        By:  /s/ Robert E. Taylor, Jr.
                                             -----------------------------------
                                             Name:  Robert E. Taylor, Jr.
                                             Title: Vice President


                                        ADVENT PARTNERS II LIMITED PARTNERSHIP

                                        By:  Advent International Corporation
                                        Its: General Partner


                                        By:  /s/ Robert E. Taylor, Jr.
                                             -----------------------------------
                                             Name:  Robert E. Taylor, Jr.
                                             Title: Vice President


                                        ADVENT PARTNERS GPE-IV LIMITED
                                        PARTNERSHIP


                                        By:  Advent International Corporation
                                        Its: General Partner


                                        By:  /s/ Robert E. Taylor, Jr.
                                             -----------------------------------
                                             Name:  Robert E. Taylor, Jr.
                                             Title: Vice President

             [Bear Stearns Signature Page to Stockholders Agreement]

                                        BEAR STEARNS MERCHANT BANKING
                                        PARTNERS II, L.P.


                                        By:  Bear Stearns Merchant
                                             Capital II, L.P.
                                        Its: General Partner


                                        By:  JDH Management LLC
                                        Its: Special Limited Partner


                                        By:  /s/ John D. Howard
                                             -----------------------------------
                                             Name:  John D. Howard
                                             Title: Senior Managing Director


                                        BEAR STEARNS MERCHANT BANKING
                                        INVESTORS II, L.P.


                                        By:  Bear Stearns Merchant
                                             Capital II, L.P.
                                        Its: General Partner


                                        By:  JDH Management LLC
                                        Its: Special Limited Partner


                                        By:  /s/ John D. Howard
                                             -----------------------------------
                                             Name:  John D. Howard
                                             Title: Senior Managing Director


                                        BEAR STEARNS MB-PSERS II, L.P.


                                        By:  Bear Stearns Merchant
                                             Capital II, L.P.
                                        Its: General Partner


                                        By:  JDH Management LLC
                                        Its: Special Limited Partner


                                        By:  /s/ John D. Howard
                                             -----------------------------------
                                             Name:  John D. Howard
                                             Title: Senior Managing Director

        [Bear Stearns Signature Page to Stockholders Agreement Continued]


                                        THE BSC EMPLOYEE FUND III, L.P.

                                        By:  Bear Stearns Merchant
                                             Capital II, L.P.
                                        Its: General Partner


                                        By:  JDH Management LLC
                                        Its: Special Limited Partner


                                        By:  /s/ John D. Howard
                                             -----------------------------------
                                             Name:  John D. Howard
                                             Title: Senior Managing Director


                                        THE BSC EMPLOYEE FUND IV, L.P.

                                        By:  Bear Stearns Merchant
                                             Capital II, L.P.
                                        Its: General Partner


                                        By:  JDH Management LLC
                                        Its: Special Limited Partner


                                        By:  /s/ John D. Howard
                                             -----------------------------------
                                             Name:  John D. Howard
                                             Title: Senior Managing Director

           [Randolph Street Signature Page to Stockholders Agreement]

                                        RANDOLPH STREET PARTNERS VI


                                        By:  /s/ Eunu Chun
                                             -----------------------------------
                                             Name:  Eunu Chun
                                             Title: Managing Partner

        [Individual Stockholder Signature Page to Stockholders Agreement]

                                         /s/ Richard Pointkowski
                                        ----------------------------------------
                                        RICHARD POINTKOWSKI

                                         /s/ Bryant P. Bynum
                                        ----------------------------------------
                                        BRYANT P. BYNUM

                                         /s/ Philip Avvisato
                                        ----------------------------------------
                                        PHILIP AVVISATO

                                         /s/ Anthony Fordiani
                                        ----------------------------------------
                                        ANTHONY FORDIANI

                                         /s/ Patrick Judge, Sr.
                                        ----------------------------------------
                                        PATRICK JUDGE, SR.

                                         /s/ Richard Kovalick
                                        ----------------------------------------
                                        RICHARD KOVALICK

                                         /s/ Lawrence Montante
                                        ----------------------------------------
                                        LAWRENCE MONTANTE

                                         /s/ James Ruby
                                        ----------------------------------------
                                        JAMES RUBY

                                         /s/ Robert S. Vor Broker
                                        ----------------------------------------
                                        ROBERT S. VOR BROKER

                                   SCHEDULE I

                                   Bain Group
                                   ----------

Bain Capital Fund VII, LLC

Bain Capital VII Coinvestment Fund, LLC

BCIP Associates III, LLC

BCIP T Associates III, LLC

BCIP Associates III-B, LLC

BCIP T Associates III-B, LLC

                                   SCHEDULE II

                        Ownership of Company Common Stock
                        ---------------------------------

                                          Number of    Number of
                                          Shares of    Shares of
                                           Class L      Class A
                                           Common       Common
                                            Stock        Stock

Bain Capital Fund VII, LLC                 6,410,822   57,697,393

Bain Capital VII Coinvestment Fund, LLC    1,058,572    9,527,143

BCIP Associates III, LLC                     150,154    1,490,168

BCIP T Associates III, LLC                   167,084    1,364,939

BCIP Associates III-B, LLC                    37,290      336,095

BCIP T Associates III-B, LLC                   7,507       67,119

Global Private Equity IV, LP               1,119,144   10,072,286

Advent Partners II LP                          9,543       85,886

Advent Partners GPE-IV LP                     14,171      127,543

Bear Stearns Merchant Banking
Partners II, L.P.                            225,268    2,027,401

Bear Stearns Merchant Banking
Investors II, L.P.                            44,702      402,320

Bear Stearns MB-PSERS II, L.P.               123,774    1,113,968

The BSC Employee Fund III, L.P.               63,985      575,866

The BSC Employee Fund IV, L.P.               113,700    1,023,302

Randolph Street Partners VI                   42,857      385,714

Robert S. Vor Broker                          80,000      720,000

Bryant P. Bynum                               40,000      360,000

                                          Number of    Number of
                                          Shares of    Shares of
                                           Class L      Class A
                                           Common       Common
                                            Stock        Stock

Patrick Judge, Sr.                            74,286      668,571

Richard Pointkowski                           28,571      257,143

Richard Kovalick                              74,286      668,571

James Ruby                                    28,571      257,143

Anthony Fordiani                              28,571      257,143

Philip Avvisato                               28,571      257,143

Lawrence Montante                             28,571      257,143
                                          ----------   ----------
Total:                                    10,000,000   90,000,000

                                    EXHIBIT A
                                    ---------

                               FORM OF JOINDER TO
                             STOCKHOLDERS AGREEMENT
                             ----------------------

          THIS JOINDER (this "Joinder") to that certain Stockholders Agreement, dated as of October [_], 2003, by and among Keystone Automotive Holdings, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of [__________] by and between the Company and [Holder] ("Holder"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

          WHEREAS, Holder has acquired certain shares of the Company's [Common Stock] ("Holder Stock"), and the Agreement and the Company requires Holder, as a holder of [Common Stock], to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, Holder shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed [an Additional Stockholder] for all purposes thereof. In addition, Holder hereby agrees that all [Common Stock] held by Holder shall be deemed [Additional Stockholder Shares] for all purposes of the Agreement. [Section 1 to be changed if Holder is a member of the Bain Group or a Management Stockholder.]

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Governing Law. THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                        KEYSTONE AUTOMOTIVE HOLDINGS, INC.


                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:


                                        [HOLDER]


                                        By:
                                             -----------------------------------
                                        Name:
                                        Title: